Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Nicola Cotugno, Raffaele Grandi and Nicolás Billikopf E., to act as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all such capacities, to sign a Registration Statement or Registration Statements on Form F-4 or any other form that Enel Chile S.A. (the “Company”) is then eligible to use, including any additional registration statements which may be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including post-effective amendments), and supplements thereto to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, relating to the exchange offer by the Company for all of the outstanding shares and American Depositary Shares of Enel Generación Chile S.A. not already owned by the Company, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Herman Chadwick P. Herman Chadwick P.	Chairman of the Board of Directors	October 26, 2017

/s/ Giulio Fazio Giulio Fazio	Vice Chairman of the Board of Directors	October 26, 2017

/s/ Salvatore Bernabei Salvatore Bernabei	Director	October 26, 2017

Signature	Title	Date

/s/ Pablo Cabrera G. Pablo Cabrera G.	Director	October 2, 2017

/s/ Fernán Gazmuri P. Fernán Gazmuri P.	Director	October 2, 2017

/s/ Gerardo Jofré M. Gerardo Jofré M.	Director	September 30, 2017

/s/ Vicenzo Ranieri Vicenzo Ranieri	Director	October 2, 2017

/s/ Nicola Cotugno Nicola Cotugno	Chief Executive Officer (Principal Executive Officer)	October 26, 2017

/s/ Raffaele Grandi E. Raffaele Grandi E.	Chief Financial Officer (Principal Financial Officer)	October 26, 2017

/s/ Paolo Pirri Paolo Pirri	Chief Accounting Officer (Principal Accounting Officer/Controller)	October 26, 2017

Authorized Representative in the U.S. for

Enel Chile S.A.

/s/ Donald J. Puglisi	Date: October 26, 2017
Name: Donald J. Puglisi Title: Managing Director Puglisi & Associates

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